                                                                    EXHIBIT 23.4

                 CONSENT OF DOANE RAYMOND, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 1996, except as to Note 16, which is as of May 1, 1996 in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-05953) and related Prospectus of Advanced Lighting Technologies, Inc. for the registration of 3,795,000 shares of its common stock.


                                            /s/ Doane Raymond
                                            Chartered Accountants

Markham, Canada

June 18, 1996